UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 9, 2020

ROCKWELL MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23661	38-3317208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue, Suite 501, Hackensack, New Jersey 07601

(Address of principal executive offices, including zip code)

(248) 960-9009

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each exchange on which registered
Common Stock, par value $0.0001	RMTI	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 9, 2020, the board of directors (the “Board”) of Rockwell Medical, Inc. (the “Company”) appointed Russell H. Ellison, MD, MSc to the Board as a Class III Director to serve until the Company’s 2021 Annual Meeting of Stockholders and until his successor is duly elected and qualified, effective immediately.

Dr. Ellison, age 72, has served as a consultant to the Company since August 2019. Previously, he served as Chief Executive Officer of Promedior, Inc., a biotechnology company, from May 2018 to December 2018. From February 2015 to May 2018, Dr. Ellison was a Managing Partner at Alameda Consulting LLC, an Executive Director of Torreya Partners LLC and served as the Chief Executive Officer and President of Bond Biosciences, Inc., a biotechnology company. Previously, he served as Chairman of the board of directors and Chief Executive Officer of Assembly Biosciences, Inc., a publicly-traded biotechnology company formed following the merger of Ventrus Biosciences, Inc. and Assembly Pharmaceuticals, from July 2014 to February 2015, and as Chairman of the board of directors and Chief Executive Officer of Ventrus Biosciences, Inc., a publicly-traded biotechnology company, from December 2010 to July 2014. He also has served as a director of several privately held development-stage biotechnology companies. Dr. Ellison received an M.Sc. from The London School of Tropical Medicine and Hygiene, and an M.D. from the University of British Columbia.

In accordance with the Company’s non-employee director compensation policy, which is described in the Company’s Proxy Statement on Schedule 14A (No. 000-23661), Dr. Ellison will receive an annual cash retainer of $60,000 for his service as a director, which will be pro-rated through the Company’s 2020 annual meeting of stockholders. In addition, Dr. Ellison was granted an option to purchase 16,895 shares of the Company’s common stock at an exercise price equal to the closing price of the Company’s common stock on The Nasdaq Global Market on January 9, 2020 and 10,050 restricted stock units for his service as a director.  The equity awards were made under the Company’s 2018 Long Term Incentive Plan. The restricted stock units and the shares underlying the option will vest and become exercisable on January 9, 2021, subject to Dr. Ellison’s continued service to the Company. Dr. Ellison will enter into the Company’s standard form of indemnification agreement, which was previously filed by the Company as Exhibit 10.1 to the Company’s Current Report on Form 8-K (No. 000-23661) filed on August 30, 2019.

There are no arrangements or understandings between Dr. Ellison and any other persons pursuant to which he was elected as a director of the Company. There are no family relationships between Dr. Ellison and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL MEDICAL, INC.

Date: January 9, 2020	By:	/s/ Stuart Paul
Stuart Paul
Chief Executive Officer